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                                                               Exhibit 10(ii)(c)


     Article II of the Supplemental Retirement Program for Management Profit-Sharing Associates of J. C. Penney Company, Inc. ("Program") is amended, effective January 1, 1996 to read as follows:

          "Each Eligible Management Associate shall participate in the Plan. Notwithstanding the preceding sentence, effective on and after January 1, 1996, any Associate who, on December 31, 1995, was not an Eligible Management Associate shall not participate in the Plan."